EXHIBIT 99.1

LITHIA MOTORS ANNOUNCES EXTENSION OF REVOLVING CREDIT FACILITY AND
SCHEDULES SECOND QUARTER 2010 EARNINGS RELEASE AND

CONFERENCE CALL

MEDFORD, OREGON, June 29, 2010 – Lithia Motors, Inc. (NYSE: LAD) announced that today it entered into an amendment to its revolving credit facility with US Bank. Pursuant to such amendment, the maturity date was extended from October 28, 2010 to June 30, 2013, the size of the facility was increased from $50 million to $75 million, and the interest rate on the facility was reduced from L1 + 3.25% to L1 + 2.75%.

Sid DeBoer, Chairman and CEO, commented, “The extension of our revolving credit facility marks further progress as we position Lithia for future growth. US Bank has been a key partner throughout our history and I am pleased that our relationship will continue for many years to come.”

Lithia also announced that its second quarter 2010 earnings will be released on Thursday, July 29, 2010 at 1:05 p.m. PT. A conference call to discuss the quarter is scheduled for the same day at 2:00 p.m. PT.

How to Participate

The conference call may be accessed by telephone at 877-407-8029 (Conference ID: 352738). To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on the conference call icon. A playback of the conference call will be available after 8:00 p.m. Eastern Time on July 29, 2010 through August 5, 2010 by calling 877-660-6853 (Conference ID: 352738 Account: 305).

About Lithia

Lithia Motors, Inc. is the ninth largest automotive retailer in the United States and a Fortune 800 company. Lithia sells 26 brands of new and all brands of used vehicles at 83 stores, which are located in 12 states. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

For additional information on Lithia Motors, contact the Investor Relations Department at (541) 776-6591 or visit www.lithia.com and click on “Investor Relations.”

Sites

www.lithia.com

www.lithiacares.com

www.lithiajobs.com

Lithia Motors on Facebook

http://www.facebook.com/LithiaMotors

Lithia Life on Facebook

http://www.facebook.com/pages/Lithia-Lifecom/34360183908?ref=ts

Lithia Life on YouTube

http://www.youtube.com/user/LithiaLife

Lithia Life on Twitter

http://twitter.com/LithiaLife

Source: Lithia Motors, Inc.